Exhibit 4.17

B13 ikB&tt8£¥4iri’»t Project Investment Entrustnent Service âgreeeient T (MA%): i%4%%%XS^% (UTM%"TA”) Party A (Entrus t ing Party) : Shanghai Zhuofan Industrial Co. , Ltd, (hereinafter referred to as ‘Party A") A ( @ ): SBI China Mega Asset Management Limited ( 1@ “A Party B (Entrusted Party) : SBI China Mega Asset llanageaent Lisi ted (hereinafter referred to as "Party B") ix ‹c ttBJ›: aG 4az6f8‹ ‹ Thu "R6” › Party c (UI tioate Investor) : Shandong I iangfeng Heavy Industry Co. , Ltd. (hereinafter referred to as ”Party C") Whereas: l. a5a^6iiisi:#‹tfl9ifi&ifiAx$. atai9i$B$flsenB#« 1. Party A is a I egal ent i ty duly estabI i shed and val id ly exist i rig under the 1aw, possess ing legi t inate investment qual ifi cat ions and ' capabi li t ies, intend i rig to engage in project investment acti vi ties, and hereby needs to entrus t a professional inst i tut ion to provide project sourcing, screeni rig, prel i ininory 1 ioi son, and reloted support ing serv i ces, so as to reduce i nves tmen t ri slts and improve investment eff i ci cue y. 2. nñ " 1t'rtiññ fi0F & AJJé AñPEHill Bill 4 $ Ril. 1/21

2, Pnrty 0 i s o 1ogul ont I ty Jul y es tobllshed end va1 i fly ex tsti n& under the lay, possoss Ing the capob11 i ty to conduct Investment consul t i rig, project recooinenda t i on, business match ing, and related serv Ices, ir i th obundan t projec t resources, a profess ional service tean, and a mature project screen Ing systen, and 1s v llllng to accept Party â' s entrus titent to proc i d0 speciali zed inyes tcant project services in accordance cvi th this Agreement, 3. ¥5I1RK£&eFiSN fight. LWHñ9?r& 3. âs the ul t irate investor, Party C entrusts Party â to coordinate project matching, and Party B accepts Party â' s entrustment to provide project services ; Party C en joys the rights to information, supervision, risk *ornings, project veto suggestions, and synchronous access to all oaterinls. Party C recogn i zes all terms of this Agreement and shall coopernte vi th Part ies â and B in ful f i 11ing the assistance obligations related to investment eat ters under this Agreement (if applicable) . 4. xnzmsn;¡IrxR&Di’XHT&a«tt›:a&, nGGa&Iona 4. All three parties have ful ly understood and comprehended all rights anal obl igat ions, risk provisions, and l iabi1 i ty for breach under this Agreement. I n accorflonce vi th the pr inc i ples of equal i ty, voluntnr iness, good Lai th, fairness, rind just ice, through friendly negotio t i on, the fo lloiii ng ngreezent is reached regarding Party â' s ontrus ttnen t of Par ty fi to source and screen in yes tzent projects, to be joi n t1 y oliserved by all pai t i es, effec Ii ve ly sofeguord i rig the legi t irate 2 / 21 rights and interests of all part ies and ensuring the legi tizote rights, interests, and cap i tel secur i ty of Party C as the ul tiinate investor. Article 1 Entrustaent flatters i. $oxKLsH&itix&BXJH, »9NwitfiHafr $s ® ZRsss 1.1 Party A entrusts Party B, during the validity period of this Agreement, to source and screen investment projects meeting Party A's explicit investment requirements. The investment scale corresponding to the services under this Agreement is RMB 239,979,300. Party B shall provide Porty A with specialized services including project information disclosure, preliminary evaluation and analysis, business matching arrangements, and facilitate effective liaison and subsequent cooperation negotiations between Party A and the project party (target investment entity), 1. 2 LAMATtJBAMMBE!aTBI: 1.2 Party B's specific service scope includes but is not limited to: € W I•,%, ñfi %/f$3fi0%. AfiñH0¥ &V H, %R g{ g,#2, 0} * n, † p :Re:?‹T‹l: #% 'f &V (1) Project information collection and screening: Collect project informat ion neet ing Party A' s i nves t#ient requ irernents through i ts own resource channe 1s, conduct prel iininary screen i ng of projects, e1iminate pro jec ts not meet i ng requi resents, and ensure that project i nformat i on recommended to Party â is authent i c, coup l iant, and i nves tmen t - feas ible ; ' t2› ?iB1€fi/?6i?¥G• x7Râ€lñ/li6oBiét?€&P& ι ,%d, SA 8 7 21

(2) Prel iniinary due di I i gence on projects: Conduct prel iininary due di 1 i gence on screened candidate projects, focusing on veri I y i rig th0 project party' s qual i fi cations, project legal i ty, core asset stntus, operating cond i tions, prel icinary risk points, etc. , form a prelininory due di 1 i gence br ier, and subni t i t to Party â for reference ; ‹3› &fl‹â,s - .GB: sw?t›sH?iIezttBf«aTfl&A&›zN«,0, aai - arlKr&$nn»!»iR. »iflRe. uñfi&. .‹ts‹1. W w LR.G‹, (3) Project i nforinat ion disclosure: Truthful ly disclose to Party A and Party C all relevant informat ion about candidate projects, including but not limi ted to the project party’ s basic information, project overview, financial status, cooperation conditions, potential risks, etc. , cvi thout conceal ing, altering, or oai tting materia \ information ; (4) at&>s - 5ia%ri4t: un$5Ps?r - su$zrai?£»sia, a (4) Bus i ness match ing and negot iat ion assistance: fissi st Party â and Party C in prel irii nary liai son with the project party, arrange business negoti at ion ineeti ngs, prov i de professional adv ice related to negot i otions, ass ist both parties in connun i cat ing opinions, but shal1 not exceed the entrus tinent author i ty st i pu lated in thi s Agreement or riake any conrni tment s on behal f of Party A or Party C vi thout authori zat ion ; • (5) Folloiv - up serv i ces: If ter Party â' s 1 iai son wi th the project 4 / 21 party, cont i nuous ly fiol low up on cooperot ion negot iation progress, promptly feed bacli the project party’ s opinions and requi resents to 1. 3 UI services provided by Party B shal1 comply wi th nat ional lays and regulat ions, regulatory poli cies, and industry standards, shall not engage i n any i llegal or non - coinpl iont service act ivi ties, shall not harm the legi tiriate rights and i nterests of Party â, Party C, or the project party, and shall not harm any rights or i nterests of Party C as the ultimate investor. Article 2 Entrustaent Period 2.1 &ai’x&z5i»a‹tnAzlAesaa¥PisA>szBiaz9. trim 2025 @ 12 & 15 B QU 2026 12 Q 14 Q lk, @N 12 J,Q . 2. 1 This Agreement shall take effect from the date vhen the legal representati ves or author ized representatives of all three porties sign and aft ix the ir official seals, vith a val i d i ty period fron December 15, 2025 to Oecember 14, 2026, total ing 12 months. 2.2 f#i’XfiBnEa«› rz‹tB, - Jwit&c/’xRssai8fiDz. a ifasa« , A‹TsiT«z1fxni'X, sZfnRslish, &›J'xs&fiA& : 2. 2 Hi thin 30 ivorki ng days before the expi rat ion of the Agreement' s val idi ty period, the three parties may negotiate renewal eat ters. II consensus on renewal is reached, a separate vri tten supplemental ogreeoent shall be signed to clarify the renewal period, rights and 5 / 21 ob 1 igot ions, end other re 1 nted mnt ters : If the three part ies foi 1 to reach a reneral ngreeinen t, this Agreement shall nutomat i call y teroi nate upon exp irot ion of the vol idi ty period . 2 3 sti'xfiiia, coax torx‹s8a, ion»&i?&oi'xfr&s1iefl f•,8,. mix. :8Bafl. a6% \ z 6 AeftB1. ua se¥6ARx. Px aABfifsttc/tla, c6T‹sBVfI11 — rPJttB‹tABAt£tzBfi. 2.3 After termination of the Agreement, Party B shall, within 10 vorki ng days, organ ize and transfer t o Party A and Party C all project i nforinat ion, prel ioinary due di li gence materials, business negot iat ion records, and other related documents collected for performance of this Agreement, Party A shall issue a document receipt conf irination letter, and Party B shall not retain any unauthorized water ials related to Party A' s i nves tnient . 6 / 21 2. 4 Duri ng the validity period of this Agreement, i I Party C has comp leted i nvestoent i n a project reconoended by Party B, the service obl igat ions under th is Agreement for that project shall terminate, but the overall effect i veness of the Agreement and service obl igations for other uncoinpleted projects shall cont inue to be performed unt i 1 the exp i rat i on of the Agreement’ s val id i ty period or terni nat ion by nutual agreement of the three part ies. Art icle 3 Rights and Obl igat ions 3. 1 N@1Râf — S ’Y& 3. I hi gh ts and Obl i gat ions of Party A

（1） 甲方应在本协议生效后5个工作日内，向乙方书面明确甲方的投资偏好、行业方向、投资额度等具体需求，若后续投资需求发生变更，应及时以书面形式通知乙方，乙方应按照变更后的需求提供服务。

(1) Party A shall, within 5 working days after this Agreement takes effect, specify in writing to Party A's investment preferences, industry direction, investment amount, and other specific requirements; if investment requirements change subsequently, Party A shall promptly notify Party B in writing, and Party B shall provide services according to the changed requirements.

（2） 对于乙方推荐的候选项目，甲方或丙方有权独立进行全面的尽职调查、商业判断及投资决策，自主决定是否与项目方进一步洽谈、是否进行投资，乙方不得干涉甲方的投资决策，不得强迫甲方或丙方进行投资。

(2) For candidate projects recommended by Party B, Party A or Party C has the right to conduct independent comprehensive due diligence, commercial judgment, and investment decisions, and to autonomously decide whether to further negotiate with the project party or make investments; Party B shall not interfere with Party A's investment decisions or force Party A or Party C to invest.

（3） 甲方应积极配合乙方的服务工作，及时接收乙方提交的项目信息、初步尽职调查简报等资料，在收到资料后10个工作日内反馈审核意见，明确是否继续推进该项目，避免因甲方拖延反馈导致服务延误。

(3) Party A shall actively cooperate with Party B's service work, promptly receive project information, preliminary due diligence briefs, and other materials submitted by Party B, provide review comments within 10 working days after receipt, clearly indicating whether to continue advancing the project, to avoid service delays caused by Party A's delayed feedback.

（4） 甲方应按照本协议第四条约定，及时、足额向乙方支付服务费用（如有），不得拖欠、克扣，若因甲方原因逾期支付，应承担相应的违约责任。

(4) Party A shall, in accordance with Article 4 of this

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Agreement, promptly and fully pay service fees to Party B (if any), without delay or deduction: if payment is delayed due to Party A's reasons, Party A shall bear corresponding liability for breach.

（5） 甲方有权对乙方的服务过程进行监督，对乙方不符合本协议约定的服务行为，有权要求乙方限期整改，整改不合格的，有权单方解除本协议。

(5) Party A shall have the right to supervise Party B's service process. In the event that Party B's service conduct fails to comply with the stipulations of this Agreement, Party A shall have the right to require Party B to make rectification within a specified time limit. Should the rectification fail to meet the requirements, Party A shall have the right to unilaterally terminate this Agreement.

3.2 乙方的权利与义务

3.2 Rights and Obligations of Party B

（1） 乙方应本着审慎、勤勉、尽责的原则，利用自身资源和专业能力，积极为甲方寻找、筛选符合要求的投资项目，确保推荐的项目信息真实、准确、完整，不得提供虚假信息、隐瞒重大不利信息或误导甲方或丙方。

(1) Party B shall, in accordance with the principles of prudence, diligence, and responsibility, utilize its own resources and professional capabilities to actively source and screen investment projects meeting requirements for Party A, ensure that recommended project information is true, accurate, and complete, and shall not provide false information, conceal material adverse information, or mislead Party A or Party C.

（2） 乙方应建立完善的项目筛选和初步尽职调查机制，对推荐给甲方的每个候选项目，均应进行必要的初步核查，形成初步尽职调查简报，明确项目优势、潜在风险及初步评估意见，提交甲方参考，同时提交丙方。

(2) Party B shall establish a sound project screening and preliminary due diligence mechanism, conduct necessary preliminary verification for each candidate project recommended to Party A, form a preliminary due diligence brief clarifying project advantages, potential

8 / 21

risks, end prel izinary evalunt ion opinions, subisi t lt to Party à for reference, and simultaneously submit it to Pœrty C. 9 / 21 ll› zJ 9BBB \ As› laJtf86RB9 6Ba¥RekaB6. T‹taaTAzt1•i•/B6Al , T‹9aasRafayP661Ntf1TBtE«zaa, &6/2/1e‹'rak1ET«S41:’xzAttll. ö/^.JIB6Pk — QatEaaR& (3) f'arty II shah strictly provide services in accordance vi th the service scope stipulated in this Agreement and Party A's investment requirements, shall not arbitrarily expmnd oz reduce the service scope, shall not exceed the entrustmenl authority to meke any commitments, sign any documents, or engage io any activities unrelated to this Agreement in Party A's name; otherwise, all responsibilitles and losses arising therefrom shall be borne by Party B. ‹4) LWt2A tn$7ra l0iB9›L Hi8a%fi&Bat›tR. aa& aA&flid,s..fiEaxaG›£. aD2s - I.aiH9fliid $>&No. (4) Party B shall promptly feed back to Party A on the progress of pzoject sourcing, screening, and negotiations; if there are materi at changes i n project information or emergencies, Party B shall notify Party A and Party C in wi t ing rithin 24 hours. ‹s› no&ttsls4Hi'xR&sna, R9oxs»xit&s, sBA (5) Party D shall have the right to charge the corresponding service fees in accordance with the stipulations of rticle 4 of this Agreenent upon Party A' s successful completion of the investment. In the event of Party A’ s delay in payment, Party B shall have the right to require Party A to pay 1 iquidated dainages. tu› z.ofiesaB$o4tH2taeftfla$aafileAaf$1BBH $ WHHfi iTñRñ. Rliti†bl&J <P1à.8. &BBfiBñ'Nñ. U‹äIâ1ttNR ' • (s) Party B shall properly keep materials provided by Party â or

Party C rind undi se1osed in format I on such us bus f noss secrets and inves tinent p1tins of Porty it or Party C learned during the serv Ice process, strict ly fu1f i 11 con II dent ia 11 ty obl igot ions, end shrill not disclose to nny th ird per ty ; otlienri se, Per ty 0 shell benr correspondt ng coinpensat i on 1 iab i 1 i ty, ‹7› c imaa+ Jsuosa, Icaoi#iiñita&eoNiao. & (7) Party B sllol 1 cooperate vi th Porty h' s supervision and inspeeti on, truth fufly prov i de relevant records end nateri al s during the service process, and complete rect i f i cotion cvi thin the specified period for recti I ication requirements rni sed by Party h. ‹& is«rzai?&»izsa8eam. i$i¢. iaw4flTafs. cz5 (C) Travel, evaluot ion, research, and other related expenses incurred by Party B for performznue of this Agreement shall, unless othezui se agreed in vri ting by the three parties, be borne by Party B itself and shrill not require Party â to pay additionally. 3. 3 @1f Ț btJf — bJ& 3. 3 It igh ts and 0b1 i gat i ons of Party C ‹i› sJxP&RPNñ$Nfi&›#i'x&T&sñNBit. asa&•fl 10 / 21 • (1) Party C ful 1y understands and agrees to all matters of Party A's entrustment of Party B to source and screen investment projects under this Agreement, recognizes all terms of this Agreement, and enjoys coiupl ete ri ghts to in rormat ion, superv is ion, project material review, and risk stop - loss suggestionsi for arrongements harming Party C's interests, Party C has the right to raise objections and request correct ions.

‹z› RJm1, # kT’yBa6eB TMExRJB •1¥a, Po'¥'U (2) Party C conf rms that the signing end performance of this âgreezent do not violate Porty C' s art icles of ossoci oti on, internal management systems, or ony existing agreements or commitments, ond will not cause Party C ro violate any lays, regu lat ions, or regulatory requi reinents. ‹3› RSQ9D&9TT6téE68BB&Odf+• 98RBA8&SB apr'xA. isassa8HW‹t»R9ix&fift&DixnT&Wtfi#eIP&R&, HW&HGs1Bib»iBi8R. @iXp«. Ilm6t, sLBs fi z4 flwIH 1 ” ' % L#. (3) Party C does not bear direct investment decision - making respons i bi 1 i ty, in yes tzent ri sk, or serv i ce fee payment obl igat ions under thi s Agreement: however, i I Party £ des i gnates Party C as the investment ent i ty to complete inves tcient i n projects reconnended by Party B under this Agreement, Party C has the right to i nquire about project progress, due di 1 i gence materials, and serv i ce records at any t i rie, and Parties A and B shall cooperate to prov ide then wi thin 24 hours. Party C shall cooperate vi th Party â and Party B i n ful I i 11ing relevant procedures, comp lete investment matters as required by Party â, and prompt 1 y not i fy Party B i n ivri t i ng of the i nves tinent couplet ion status. (4) Hs & $»Bsfi nPR&sz&fifiTâxsfoJ#D txns (4) Party C shall cooperate ivi th Part ies â end B to prov i de necessary support and ass i stance for project i nves tinent mat ters (such as prov i di rig relevant cert i f i cat ion innter i al s, assist ing i n match i ng, etc. , speci fi cal 1y subject to Party h’ s yri t ten notice) , and shall not refuse or de lay vi thou t cause. 11 / 2l ts› aSIP&BiT9DiA’Sâ&?tA8B&A6, :ñB¥a8Pz•B1 nafloa0«ua. 4fl‹afl,&xaPfGeTfi&Bea. w:ss‹iNn=?io (s) Party C shal1 strictly fulfi11 the confident iali ty obl igat ions sti pulated i n Arti cle 5 of this âgreeoent, stri ctly keep conf i dentia1 the bus iness secrets, project i nfornat ion, and other undi sc losed inforoati on of Part ies A and B and the project party learned, and shrill not disclose to any third party. (6) HA&Bt TR&fii’XHT&ftB&&i8Bfâ/fl. $ LB XLR U (6) Party C has the right to understand the progress of entrus trient serv ices under this Agreement, and Parties A and B shall pronptl y feed back relevant information to Party C. 4. l All three part i es jointly coniui t to strictly keep confidential any party' s bus iness secrets, technical information, projeet information, investment plans, I inancial data, and other undisclosed conf idential infornat i on (hereinafter referred to as ”Confidential I nforoat ion") learned due to signing or performing this Agreement. 4. 2 as‹».s,nser«svis›: vo e$s s<. saitsi. not‹e. x 4. 2 Conf i dent ia1 Infornat ion spec i f i cally includes but is not liini ted to: Party /t’ s in yestlnent requirements, investment plans, financial status, and connercial layout: Party B’ s project resources, 12 / 21 service processes, fee standards, and client information; Party C's relevant operating information, investment plans, capital information, financial data, and decision-making documents; as well as the contents of this Agreement, project information recommended by Party B, and relevant information of the project party.

4.3 任何一方不得向任何第三方（法律法规要求披露、司法机关或监管机构强制要求披露的除外）披露、泄露、传播保密信息，不得利用保密信息为自身或第三方谋取不正当利益。

4.3 No party shall disclose, leak, or disseminate Confidential Information to any third party (except where required by laws and regulations or compulsorily required by judicial or regulatory authorities), or use Confidential Information to seek improper benefits for itself or any third party.

4.4 各方应采取合理、有效的措施保护保密信息，指定专人负责保管保密信息，确保保密信息不被泄露、篡改或滥用，若一方发现保密信息存在泄露风险，应立即通知其他两方，并采取有效措施防止泄露扩大。

4.4 All parties shall take reasonable and effective measures to protect Confidential Information, designate specific personnel responsible for keeping Confidential Information, ensure that Confidential Information is not leaked, altered, or abused; if a party discovers a risk of Confidential Information leakage, it shall immediately notify the other two parties and take effective measures to prevent the expansion of leakage.

4.5 本保密义务不因本协议的终止、解除而失效，持续有效，直至保密信息成为公开信息或信息提供方书面同意解除保密义务。

4.5 This confidentiality obligation shall not become invalid due to termination or rescission of this Agreement and shall remain valid until the Confidential Information becomes public information or the information provider agrees in writing to release the confidentiality obligation.

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4.6 Rfi — X a6¥fia, TâB1e a.a,9.^X1L*1¥AuR&. /2aJ8 4. 6 I f any for I y vi olntes the provi si ons of this ârti cle, discloses Confidential Informotion, 4nd causes losses to other pities, it shall bee full compensation liobility, vith the scope of compensation including but not 1itni ted to direct losses, indirect losses, and rights protection costs. 14 / 21 Article S Liability for Breach 5. i a t1a: R@ — J1a6fi“xNTeTT@6ât, metal. afiJ/2 a6 - @ aha sts. @aT XaAMR&A@aR ‹aa‹?TfaTaaaR. 5. 1 General Prov i sions: finy party' s violation of any provision under this âgreemen t shal1 be deemed a breech, and the breachi rig party shall bear corresponding 1iabi li ty for breach and compensate the non - breaching party for all losses suffered thereby (including but not 1izi ted to direct losses, i nd i rect losses, attorney fees, 1i ti gation fees, preservation fees, travel expenses, and rights protection costs)i if othervi se expressly stipulated in this Agreement, such stipulations shall prevai 1. 5.2 & fT: 5.2 Party /t’ s Liabi li ty for Breach: tl) â2txs&«Ji’xssSn&Js ifiRsHmHezasib4tsxHor in “ fi ni (1) I f Par ty ñ fa ils to speci fy inyes tinent requirements to Party B as agreed in this Agreement or foi 1s to promptly noti fy Party B in writing after changi ng investment requirements, causing delays in Party

5. 3 Party B' s Liabi 1 i ty for Breech: 15 / 21 B' s serv i cos or serv i ces not meet ing requ i cements, Party â shrill beer corresponding I osses i tsel f; i1 1osses ore coused to Party 0, Party â shall compensate: ‹2› &6ét’x¥ &ttaR , 0iAf4a8#B , ¥aM — B. & tRs«sstxu1aaLJA14afiA. D@ 30Tz1tBB, aJ6@ " , , - ƒ • (2) If Party ñ fai 1s to pay the service fees in a tinely and full manner as st i pulated in ârticle 4 of this Agreement, Party A shall pay 1 iqui dated damages to Party B at the rate of 0. 05'b per day of the overdue aliiount for each day of de lay. I I the delay exceeds 30 working days, Party B shall have the righ t to uni laterally terminate this Agreement and require Party â to pay all service fees and 1iquidated damages, as itell as compensate Party B for any losses suffered thereby: 3› TS??ñ:cfi&:b — 5z.ItE@Iñ9flSât?BP‹%Qéi&AB8â r, uk 69a1t1, TJ éL1Af1@fiT6x:x’?1aa£Sk I 00xBa (3) If Party A bypasses Party B to directly negotiate or reach investment cooperat i on ri th a project party recowended by Party B, i t shall be deemed a water ia1 breach by Party A, and Party A shall pay 1 iquidated damages to Party B equivalent to l00'$ of the service fee standard agreed i n this Agreement, and compensate for all losses suffered by Party B ; ‹4) &ofi«ztsHbis2 1fri8A‹a,s., es&siflfiñx&, dais ' (4) I f Party A prov i des false water ial s or conceals relevant informat i on, ecus i ng losses to Party B, Party A shall bear full conpensa I i on 1 ’LRbi I i ty. E5. 3 *0 J@:

› n n : (l) I f Party B fai 1s to perform serv i ce obl i grit i ons as agreed in thi s Agreement, fai 1s to actively source and screen projects meeting requ i resents for Party A, or if serv i ce qual i ty does not rleet the agreement, Party â has the right to requ ire Party B to rectify wi thin a specifitd period: if still not meeting requirements after rectification, Party A has the right to uni laterally teroinate this 6greelßent, aRd Party B shall refund all service fees paid by Party A (if any) and compensate for losses suffered by Party A ; ‹ 2 › LWR«ae iflfä . s .. lsazAU› : ‹o,e . Ri 8 a $ o, &B $ s xHsit&edRasafiRH&, ro atsaRH‹ . *xd, $ A&H ¥ sn» &ai’x . s ; Ls n $ AairBsT&Bi'xs 0 H 88 nflG« l 0 t&and . (2) If Party B provides false project informat ion, conceals zoterial adverse information, or inisleads Party â, causing Party A or Party C to make erroneous decisions or suffer losses, Party B shall bear full compensation liability; Party A has the right to unilaterally terminate th is Agreenent, and Party B shall sioul taneous ly pay 1 i quidated damages to Party â equ i vnlent to 100$ of the service fee standard agreed in th is Agreement ; ‹ 3 › L?i axeixI 8 fi&s&x’ rs›‹tsa . aeAilR/tTa‹Ls Rañ«, 9 s $ ofifitflx&, rJ islna&lai*a‹z, $ o&R ¥ WR» (3) I f Party B exceeds the entrus tment au thori ty to rlake commitments, sign documents, or engage in other non - compliant activities in Party A’ s name, caus ing losses to Party A, Party B shall bear full coinpensat i on 1iabi 1 i ty, and Party â has the ri ght to uni laterally terminate this Agreement ; 16 / 21

(4) If Party D arbi trar i ly sub - entrusts the entrustisent serv ices under thi s Agreement to o third party vi thout Party A’ s vri tten consent, Party â has the ri ght to uni laterally terminate this âgreeoent, and Party B shall compensate for losses suffered by Party â: engages i n acts harming the legi I iinate righ ts and interests of Part ies A 17 / 21 (5) If Party 0 v i olates conf i dentiali ty obli gations and discloses Party A's or Party C's Confidential Information, causing losses to Party A or Party C, Party B shal1 bear full conpensati on 1iabi li ty. 5.4 O0b?dñ{f: 5. 4 Party C' s Li abi 1i ty for Breach: (1) I f Party C fai 1s to cooperate wi th Parties A and B i n ful fi 11 ing obli gat ions as agreed in this Agreement, refuses or delays providing necessary support *ithout cause, causing losses to Parties A and B, Party C she11 bear corresponding coalpensati on 1 iabi1i ty: (2) Hoarxa«’xg, i8s$&B2fseiflo&aa‹»,a„ &R&K s«xH, ñ›#A»Is1.*aK. (2) I f Party C violates confidential ity ob1 i gations and discloses Confident ia1 I nformat ion of Part ies A and B or the project party, eaus ing losses to relevant parties, Party C shal1 bear full cozpensat i on 1iabi li ty: ' • (3) I f Party C v i ofates the prov is i ons of this Agreement and qnd B, Party C sha1 1 bear corresponding conpensa r1un 1.« 5.5 b!fi4f6› — fiâ?t€. 4fiS6D21i¥fiSQ#BBfxR¿yzB¿4:? 5. 5 Remedies for 8reach: Af ter a party' s breech, the non — breaching party shah l have the ri ght to require the brenchi ng party to rect i fy the breach vi thi n a speci I ied period ; the breaching party shall coup fete such reet i f i cat i on wi thi n the speci fied period: i f the breaching party fai 1s to rect i fy on t ine or the recti Hicat i on fai 1s to meet requ i reinents, the non - breachi ng party shall have the right to uni laterally termi nate this Agreement and requ ire the breaching party to bear full l iabi lity for breach. Article 6 Dispute Resolution 6 1 AN›’XM›T • BU, MRA9›'XN& • W&M T&ARAW NMN ( T 6. I The cone1usi on, performance, i nterpretat ion, and dispute resoluti on of this Agreement shall all be governed by the lays of the People' s Republ i c of China (excluding conf 1ict of lays rules) . 6. 2 H&H 'PSIR&H — U&Hi’X&X&1£NTi'X. *#ñ (BBiaUf1TIZ&H ‹e‹z&ñtxJ. alE6éaBJlse, 1f¥iMf¥13s Tz1sa. @¥iT6 6. 2 Any d i sputes or controvers ies arisi ng from or related to this Agreement (i ncl ud ing but not l iini ted to serv ice qual i ty, serv ice fee payment, 1iabi1 i ty for breach, con f i den t ial i ty obl igat ions, and re lated mat ters) , the three part ies shall I irst resolve through friendly negot rat i on i n accordance wi th the pri nci ples of good fni th, fairness, and just ice ; the negot iat ion period is 30 work i ng days ; i f negot iat ion 18/ 21 foils, any pntty 1ns the right to file 4 lawsuit with the people's court having jurisr!iction qt Party C’ s 1ocation. 6. z é:’xO&Jfiih1. Ps:x’9st›. g»sié@at?9aiysT8x/sly’6. T@a4i‘XX9IkBAA4#›i’Xâ1B1? ‹4??19@IfiB?tBtR9fi9zkBâA 6.3 During the dispute resolution period, except for disputed matters, all parties shall cont inue to perform other obligations under this Agreement and sholl not suspend or terminate performance of this Agreement due to disputes (except where the non - breaching party has the right to un i laterall y suspend or terminate performance based on breach circuits tances) . 6. 4 Li tigation fees, attorney fees, preservation fees, travel expenses, evaluation fees, and other related rights protection costs shall be borne by the losing party ; if both parties are at fault, they shall be borne in proportion to fault. Article 7 liiscel laneous ›. l 4•Si'x$ oen«aABlta«984PJisaaSz8sTB. 7. l Thi s Agreement shall take effect from the date vhen the legal representot i yes or au thori zed representatives of all three parties sign and affix their off ic ial seals. ›.2 &¡ii'X — zip, $. a. s - W4 - & — o, n&N¥e»BN. oHb , 7. 2 ”1his Agreement is made i n tri p1 i cote, ivi th Parties â, B, and C each hold i rig one copy, all hay ing equal legal effect, and each copy having equnl bind ing force. ›.s &ni’Xzs.sa, wB JSifi#A&if1fxfifi, t›R»i’X - s&Dfin i9 2i

& l$&HGBA: lfXfii'X — 9&Ri'XU B & fi1f£D'i’xfiñ. 7. 3 hot ters not covered i n thi s Agreement may be separate ly negot inted by the three parties and a supplementnl agreement shall be si gned; the supplemental agreement shall have equnl l egal effect as this Agreement ; in case of incons is tency between the supplemental agreement and thi s Agreement, the supplemental agreement shall prevai 1. ›. 4 &s›'X its, 4N &lni4zG$Ei:, afisinFiiSn. $exs. 20 / 21 7. 4 After terininat ion of thi s Agreement, all parties shal1, in accordance vi th the principle of good faith, fulf i11 subsequent 1 i quidat ion, document handover, conf i dential i ty, and other obl igations ; Party C has the ri ght to supervise the ent ire process of document handover and I i qu i dat ion ; such ob1 igations shall not become inval i d due to terrninot ion of thi s Agreement. (End of )’ext) Party h (Seal) : Sh 2hubfñn I rids dbJ 1 Co. , Ltd. Legal Representat i ve tho Jded$ltepres tntive (signature) Date of Signing: ¥ear Month Oay LA (RB): SBI China Mega Asset Management Limited Party B (Seol) : SBI Ch inc Mega Ass t honagesient Liifli ted Legal itepresentative/Authorized Representative (Signature) : Dat:e of Signing: Year Month Day

丙方（盖章）：山东祥丰重工有限公司

Party C (Seal): Shandong Xiangfeng Heavy Industry Co., Ltd.

法定代表人/授权代表（签字）：__________

Legal Representative/Authorized Representative (Signature): ________

签署日期： 2025 年 12 月 31 日

Date of Signing: ______ Year ___ Month ___ Day

21 / 21